SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2011 (May 9, 2011)

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Ave., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 9, 2011, Tri-Valley Corporation (the “Company”) issued a press release to report its financial results for the quarter ended March 31, 2011. The release is furnished herewith as Exhibit 99.1 and incorporated herein by this reference.

           Also on May 9, 2011, the Company conducted a conference call to discuss its financial results for the quarter ended March 31, 2011. A copy of the transcript of the conference call is furnished herewith as Exhibit 99.2 and incorporated herein by this reference. Please note that during the conference call, three inadvertent references were made to oil production costs having “decreased” by 7% in the first quarter of 2011 as compared to the first quarter of 2010.  However, as correctly noted in the Company’s first quarter financial results press release issued on May 9, 2011, oil production costs actually increased by 7% in the first quarter of 2011 as compared to the first quarter of 2010.  Therefore, the copy of the transcript of the conference call furnished herewith as Exhibit 99.2 has been corrected to reflect a 7% increase in oil production costs in the first quarter of 2011 as compared to the first quarter of 2010.

           The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, are being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release, dated May 9, 2011.

99.2	Conference call transcript, dated May 9, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: May 12, 2011	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated May 9, 2011.

99.2	Conference call transcript, dated May 9, 2011.